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Exhibit 99.3

Rights Certificate No.: R:	THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED , 2006 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM INNISFREE M&A INCORPORATED, THE INFORMATION AGENT.	NUMBER OF RIGHTS:

Affordable Residential Communities Inc.
 Incorporated under the laws of the State of Maryland

FORM OF RIGHTS CERTIFICATE

Representing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Affordable Residential Communities Inc.

Subscription Price:    $8.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON                        , 2007, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 0.242 shares of Common Stock, with a par value of $0.01 per share, of Affordable Residential Communities Inc., a Maryland corporation, at a subscription price of $8.00 per share (the "Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Affordable Residential Communities Inc. Subscription Rights Certificates" (the "Instructions") accompanying this Subscription Rights Certificate. In the event of any inconsistency between the Prospectus and the Instructions, the Prospectus shall govern. Affordable Residential Communities Inc. will not be issuing fractional shares; accordingly, a Rights holder needs to hold at least five Rights to purchase one share of Common Stock pursuant to the Subscription Privilege. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock subscribed for in accordance with the instructions.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Affordable Residential Communities Inc. and the signatures of its duly authorized officers.

Dated:                        ,

Larry D. Willard Chairman and Chief Executive Officer	Scott L. Gesell Executive Vice President, General Counsel and Secretary
COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER & TRUST COMPANY
	(New York, N.Y.)	TRANSFER AGENT AND REGISTRAR
By:

AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane, Plaza Level New York, NY 10038

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Subscription Privilege, please provide the information requested below and sign under Form 3 below.

EXERCISE OF SUBSCRIPTION PRIVILEGE:

I apply for		shares ×	$8.00	=	$
	(no. of new shares)		(subscription price)		(Payment)

METHOD OF PAYMENT (CHECK ONE)

☐
Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent." Funds paid by an uncertified check may take at least five business days to clear.

☐
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #21000021, Account #323-890113.

FORM 2—DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3—SIGNATURE

I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate on every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4—SIGNATURE GUARANTEE

This form must be completed if you have completed Form 2.

Signature Guaranteed:	(Name of Bank or Firm)
By:	(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF AFFORDABLE RESIDENTIAL COMMUNITIES INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT INNISFREE M&A INCORPORATED, THE INFORMATION AGENT, AT (888) 750-5834.

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  Exhibit 99.3
FORM OF RIGHTS CERTIFICATE